         THIS DOCUMENT IS A COPY OF THE EXHIBIT 4(d)(3) TO FORM 10-Q
  FILED ON MAY 15, 1996 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.



                           SECOND AMENDED AND RESTATED
                      MASTER SUBSIDIARY SECURITY AGREEMENT


         THIS SECOND AMENDED AND RESTATED MASTER SECURITY AGREEMENT (this "Agreement"), made as of the 10th day of April, 1996 by Altoona CellTelCo, a District of Columbia general partnership; Atlantic Cellular Telephone Corp., a North Carolina corporation; Binghamton CellTelCo, a District of Columbia general partnership; Binghamton Cellular Telephone Corp., a North Carolina corporation; Cellular Directory Corporation, a North Carolina corporation; Harrisburg Cellular Telephone Company, a Pennsylvania general partnership; North Carolina Cellular Holding Corp., a North Carolina corporation; Orange County Cellular Telephone Corp., a North Carolina corporation; Pennsylvania Cellular Telephone Corp., a North Carolina corporation; Piscataqua Cellular Telephone Corp., a North Carolina corporation; PLMRS Narrowband Corp., a North Carolina corporation; Teleflex Information Systems, Inc., a North Carolina corporation; Vanguard Binghamton, Inc. (f/k/a Crowley Cellular Telecommunications Binghamton, Inc.), a Delaware corporation; Vanguard Cellular Corp., a North Carolina corporation; Vanguard Cellular Financial Corp., a North Carolina corporation; Vanguard Cellular Holding Corp., a Delaware corporation; Vanguard Cellular Systems of South Carolina, Inc., a North Carolina corporation; Vanguard Communications, Inc., a Delaware corporation; Vanguard India, Inc., a Delaware corporation; Warren and Lewis, Ltd., a Virginia corporation; West Virginia Cellular Telephone Corp., a West Virginia corporation; and Western Florida Cellular Telephone Corp., a North Carolina corporation (each a "Subsidiary" and, collectively, the "Subsidiaries) in favor of Toronto Dominion (Texas), Inc., as collateral agent for itself and on behalf of the Agents and the Lenders described below (the "Collateral Agent"),


                               W I T N E S S E T H


         WHEREAS, Vanguard Cellular Systems, Inc., a North Carolina corporation ("Vanguard"), the Lenders signatory thereto (together with any other financial institution which subsequently becomes a 'Lender' under the Loan Agreement defined below, as such term is defined therein, the "Lenders"), CIBC, Inc., LTCB Trust Company, NationsBank, N.A., The Bank of Nova Scotia and The First National Bank of Boston as co-agents (the "Co-Agents"), The Bank of New York as administrative agent (the "Administrative Agent"), The Toronto-Dominion Bank as documentation/review agent (the "Documentation Agent"), The Bank of New York and The Toronto- Dominion Bank as managing agents (the "Managing Agents"), Toronto Dominion (Texas), Inc. as collateral agent (the "Collateral Agent") (the Co-Agents, the Administrative Agent, the

Documentation Agent, the Managing Agents and the Collateral Agent are collectively referred to as the "Agents") are parties to that certain Amended and Restated Loan Agreement dated as of December 23, 1994, as amended by First Amendment thereto dated as of December 19, 1995, as assigned to and assumed by Vanguard Cellular Operating Corp. (the "Borrower") pursuant to that certain Vanguard Assignment and Assumption Agreement dated as of April 10, 1996 (collectively, the "Prior Loan Agreement"), whereby the Lenders agreed to extend loans to the Borrower; and

         WHEREAS, in order to secure the Borrower's obligations to the Lenders under the Prior Loan Agreement, the Subsidiaries have heretofore executed and delivered to the Agents and the Lenders either (a) that certain Amended and Restated Master Subsidiary Security Agreement dated as of December 23, 1994, (b) that certain Subsidiary Security Agreement dated as of September 13, 1995 or (c) that certain Subsidiary Security Agreement dated as of February 10, 1996 (collectively, the "Existing Subsidiary Security Agreements"); and

         WHEREAS, the Borrower, the Agents and the Lenders have agreed to amend and restate in its entirety the Prior Loan Agreement pursuant to the terms and conditions of the Second Amended and Restated Loan Agreement dated as of April 10, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement"); and

         WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed as of the Agreement Date to lend to the Borrower amounts not exceeding $675,000,000 in the aggregate (the "Loans") as evidenced by promissory notes from the Borrower to the Lenders in such aggregate amount (the "Notes"); and

         WHEREAS, the Subsidiaries desire to amend, restate, restructure, renew, extend, consolidate and modify the Existing Subsidiary Security Agreements as set forth herein; and

         WHEREAS, this Agreement is intended to, and does hereby, amend, restate, restructure, renew, extend, consolidate, supplement and modify the Exisiting Subsidiary Security Agreements and the provisions of the Existing Subsidiary Security Agreements are hereby superseded and replaced in their entireties by the provisions hereof; and

         WHEREAS, the Subsidiaries acknowledge and agree that the parties hereto intend that the Existing Subsidiary Security Agreements and the collateral furnished thereunder and hereunder shall secure, without interruption or impairment of any kind, to the extent provided in the Master Subsidiary Guaranty (as hereinafter defined) all existing indebtedness under the Prior Loan Agreement as so amended, restated, restructured, renewed, extended, consolidated, supplemented and modified under the Loan
                                       -2-

Agreement, the Notes and the other Loan Documents, together with all other Obligations hereunder and the Subsidiaries, ratify, confirm and agree to continue all Liens evidenced by the Existing Subsidiary Security Agreements;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Subsidiaries, as a direct or indirect Subsidiary of the Borrower, hereby unconditionally grants and assigns to the Collateral Agent a continuing security interest in and security title to (hereinafter referred to as the "Security Interest"), except as expressly stated herein, all of its property and assets and all additions thereto and replacements thereof, and all other property whether now owned or hereafter created, acquired or reacquired by such Subsidiary, including, without limitation:

Inventory

         All of such Subsidiary's inventory and supplies of whatsoever nature and kind and wheresoever situated, including, without limitation, raw materials, components, work in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products (the "Inventory");

Accounts

         All right to payment for goods sold or leased or for services rendered, expressly including, without limitation, the provision of cellular telephone services and cellular telephone sales and leasing, whether or not earned by performance, including, without limiting the generality of the foregoing, all agreements with and sums due from customers and other Persons, and all books and records recording, evidencing or relating to such rights or any part thereof (the "Accounts");

Equipment

         All machinery, equipment and supplies (installed and uninstalled) not included in Inventory above, including motor vehicles and accretions and accessions thereto and expressly including, without limitation of the foregoing, towers, antennas and equipment located at mobile telephone switching office facilities; any distribution systems and all components thereof, including but not limited to hardware, cables, fiber optic cables, switches, CODECs, computer equipment, amplifiers and associated devices; and any other equipment used in connection with such Subsidiary's business or otherwise owned by such Subsidiary (the "Equipment");

Contracts and Leases

         All (a) construction contracts, subscriber contracts, customer service agreements, management agreements, rights of way, easements, pole attachment agreements, transmission capacity agreements, public utility contracts and other agreements to which such Subsidiary is a party, whether now existing or hereafter arising, including without limitation those listed on Exhibit A hereto (the "Contracts"); (b) lease agreements for personal property to which such Subsidiary is a party, whether now existing or hereafter arising, including without limitation those listed on Exhibit B hereto (the "Leases"); and (c) other contracts and contractual rights, remedies or provisions now existing or hereafter arising in favor of such Subsidiary (the "Other Contracts");

General Intangibles

         All general intangibles including personal property not included above, such as, without limitation, all goodwill, trademarks, trademark applications, trade names, trade secrets, industrial designs, other industrial or intellectual property or rights therein, whether under license or otherwise, claims for tax refunds and tax refund amounts (the "Intangibles");

Licenses

         To the extent permitted by Applicable Law and subject to Sections 22 and 24 hereof, all franchises, Licenses, permits and operating rights authorizing or relating to such Subsidiary's rights to operate and maintain a cellular telecommunications or similar business including, without limitation, the Licenses, all as more particularly described on Exhibit C attached hereto (the "Licenses");

Furniture and Fixtures

         All furniture and fixtures in which such Subsidiary has an interest (the "Furniture and Fixtures");

Miscellaneous Items

         All goods, chattel paper, documents, instruments, supplies, choses in action, claims, money, deposits, certificates of deposit, stock or share certificates, and licenses and other rights in intellectual property not included above, but expressly excluding any capital stock or share certificates of Geotek Communications, Inc., to the extent that such capital stock or share certificates constitute "margin stock" within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (the "Miscellaneous Items"); and

Proceeds

         All products and proceeds of any of the above, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property or interest therein referred to above, or of any franchise, license, permit or operating right issued by the FCC or any other governmental or regulatory body or agency, whether or not constituting a License, including, without limitation, the proceeds of the sale or other disposition of any License, together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property of such Subsidiary, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds (the "Proceeds").

         The Inventory, Accounts, Equipment, Contracts, Other Contracts, Leases, Intangibles, Licenses, Furniture and Fixtures, Miscellaneous Items and Proceeds, as described above, are hereinafter collectively referred to as the "Collateral."

         This Agreement and the Security Interest secure payment and performance of all obligations of each Subsidiary to the Lenders and the Agents, or any of them, under the Second Amended and Restated Master Subsidiary Guaranty dated as of April 10, 1996 amended, modified or supplemented from time to time, the "Master Subsidiary Guaranty") given by the Subsidiaries for the benefit of the Agents and the Lenders and the other Loan Documents entered into by the Subsidiaries, and any extensions, renewals or amendments thereto, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all of the foregoing obligations being hereinafter collectively referred to as the "Obligations").

         TO HAVE AND TO HOLD UNTO the Collateral Agent, for the benefit of itself and on behalf of the Agents and the Lenders, their successors and assigns forever, upon and subject to the following terms and conditions:

         1. For purposes of this Agreement capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed thereto in the Loan Agreement.

         2. Each Subsidiary hereby authorizes the Collateral Agent to file such financing statements and such other documents as the Collateral Agent may deem necessary or desirable to protect or perfect the interest of the Lenders and the Agents in the Collateral, and each Subsidiary further irrevocably appoints the Collateral Agent as such Subsidiary's attorney-in-fact, with a power of attorney to execute on behalf of such Subsidiary such

UCC financing statement forms as the Collateral Agent may from time to time reasonably deem necessary or desirable to protect or perfect such interest in the Collateral. Such power of attorney is coupled with an interest and shall be irrevocable. In addition, each Subsidiary agrees to make, execute, deliver or cause to be done, executed and delivered all such further acts, documents and things as the Collateral Agent may reasonably require for the purpose of perfecting or protecting the rights of the Lenders and the Agents hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor.

         3. Each Subsidiary represents and warrants to the Lenders and the Agents that:

                  (a) the execution of this Agreement and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, such Subsidiary's Articles of Incorporation, Certificate of Partnership, By-Laws or Partnership Agreement, as applicable, as presently in effect, or any order, rule or regulation applicable to such Subsidiary of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over such Subsidiary, or result in the termination or cancellation or breach of any indenture, mortgage, deed of trust, deed to secure debt, lease or other agreement or instrument to which such Subsidiary is a party or by which it is bound or affected;

                  (b) such Subsidiary has taken all necessary corporate or partnership action, as applicable to authorize the execution and delivery of this Agreement, and this Agreement, when executed and delivered, will be the valid and binding obligation of such Subsidiary enforceable in accordance with its terms, subject only to the following qualifications:

                       (i) certain equitable  remedies are discretionary and, in
                  particular, may not be available where damages are considered an adequate remedy at law,

                      (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of such Subsidiary), and

                     (iii) enforcement as to the Licenses is limited by
                  FCC rules and regulations restricting the transfer of such Licenses;

                  (c) Exhibit A attached hereto and incorporated herein by this reference sets forth a complete and accurate list of the Contracts in effect on the date hereof which provide for aggregate payments over the life of each such Contract in excess of $100,000 or which are otherwise material to such Subsidiary, and such Subsidiary will furnish copies thereof to the Lenders and the Agents upon the request of the Collateral Agent; and

                  (d) Exhibit B attached hereto and incorporated herein by this reference sets forth a complete and accurate list of all Leases providing for aggregate payments over the life of any single Lease in excess of $250,000, to which such Subsidiary is a party in effect on the date hereof, and such Subsidiary will furnish copies thereof to the Lenders and the Agents upon the request of the Collateral Agent.

         4. Each Subsidiary further represents and warrants that the Security Interest in the Collateral granted hereunder shall constitute at all times a valid and perfected first priority security interest (subject only to Permitted Liens), vested in the Collateral Agent in and upon the Collateral, free of any Liens except for Permitted Liens. Each Subsidiary shall take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Security Interest in the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person, and that the Collateral shall not otherwise be or become subject to any Lien, except for Permitted Liens.

         5. Each Subsidiary further represents and warrants that it now keeps all of its records concerning its Accounts, Contracts, Leases, Other Contracts and Intangibles at its chief executive office, which is as follows:

                  2002 Pisgah Church Road
                  Greensboro, North Carolina  27455-3314

Each Subsidiary covenants and agrees that it shall not keep any of such records at any other address, unless written notice thereof is given to the Collateral Agent at least thirty (30) days prior to the creation of any new address for the keeping of such records. Each Subsidiary further agrees that it shall promptly advise the Collateral Agent, in writing making reference to this Section 5 of this Agreement, of the opening of any material new place of business, the closing of any existing material place of business, or any change in the location of the place where it keeps the Collateral.

         6. The parties intend that, to the extent permitted by Applicable Law, the Collateral shall remain personal property
                                      -7-
irrespective of the manner of its attachment or affixation to realty.

         7. Any and all injury to, or loss or destruction of, the Collateral shall be at the Subsidiaries' risk, and shall not release any Subsidiary from its obligations hereunder. Each Subsidiary agrees not to sell, transfer, assign, dispose of, mortgage, grant a security interest in or encumber any of the Collateral except as permitted under the Loan Agreement. Each Subsidiary agrees to maintain in force such insurance with respect to the Collateral as is required under the Loan Agreement. Each Subsidiary agrees to pay all required taxes, liens and assessments upon the Collateral, its use or operation, as required under the Loan Agreement. Each Subsidiary further agrees that the Collateral Agent may, but shall in no event be obligated to, insure any of the Collateral in such form and amount as the Collateral Agent may deem necessary or desirable if any Subsidiary fails to obtain insurance as required by the Loan Agreement, and that the Collateral Agent may pay or discharge any taxes or Liens (which are not Permitted Liens) on any of the Collateral, and each Subsidiary agrees to pay any such sum so expended by the Collateral Agent, with interest at the Default Rate, and such interest shall be deemed to be a part of the Obligations secured by the Collateral under the terms of this Agreement.

         8. Each Subsidiary shall (i) fulfill, perform and observe each and every material condition and covenant contained in any of the Contracts, the Other Contracts or the Leases, (ii) give prompt notice to the Collateral Agent of any claim of default under any Contract, Other Contract or Lease given to such Subsidiary or by such Subsidiary, (iii) at the sole cost and expense of such Subsidiary, enforce the performance and observance of each and every material covenant and condition of the Contracts, the Other Contracts and the Leases and (iv) appear in and defend any action growing out of or in any manner connected with any Contract, Other Contract or Lease. The rights and interests granted to the Collateral Agent hereunder include all of the Subsidiaries' rights and title (i) to modify the Contracts, the Other Contracts and the Leases, (ii) to terminate the Contracts, the Other Contracts and the Leases and
(iii) to waive or release the performance or observance of any obligation or condition of the Contracts, the Other Contracts and the Leases; provided, however, that the Subsidiaries shall have the right to exercise these rights in a fashion consistent with this Agreement and the Loan Agreement prior to any Default (as defined below), and that these rights shall not be exercised by the Collateral Agent prior to a Default (as defined below).

         9. Upon the occurrence and during the continuation of an Event of Default (hereinafter, a "Default"), the Lenders and the Agents shall have such rights and remedies as are set forth in
                                      -8-
the Loan Agreement and herein; all the rights, powers and privileges of a secured party under the Uniform Commercial Code of the State of New York and any other applicable jurisdiction; and all other rights and remedies available to the Lenders and the Agents, or any of them, at law or in equity, including, without limitation, the right to sell or dispose of the Collateral in accordance with Applicable Law. Each Subsidiary covenants and agrees that any notification of intended disposition of any Collateral, if such notice is required by law, shall be deemed reasonably and properly given if given in the manner provided for in paragraph 19 hereof at least ten (10) days prior to such disposition. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Subsidiary, and each Subsidiary hereby consents to such rights and to such appointment and hereby waives any objection such Subsidiary may have thereto and hereby waives the right to have a bond or other security posted by the Collateral Agent or any other Person in connection therewith. Each Subsidiary agrees, after the occurrence of a Default, to take any actions that the Collateral Agent may reasonably request in order to enable the Collateral Agent to obtain and enjoy the full rights and benefits granted to the Collateral Agent under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Subsidiary shall, at such Subsidiary's cost and expense, use its best efforts to assist in obtaining all approvals of the FCC or the New York Public Service Commission, as applicable, which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, and, at the Collateral Agent's request, prepare, sign and file with the FCC or the New York Public Service Commission, as applicable, the assignor's or transferor's portion of any application or applications for consent to the assignment of the Licenses or transfer of control thereof necessary or appropriate under the FCC's or the New York Public Service Commission's, as applicable, rules for approval of any sale or transfer or of the Collateral Agent's remedies under this Agreement. The Collateral Agent shall have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding to petition the bankruptcy court for the transfer of control or assignment of the Licenses to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Collateral Agent, all as permitted by Applicable Law. All amounts realized or collected through the exercise of remedies hereunder shall be applied as provided in the Loan Agreement.

         10. Upon the occurrence of a Default, the Collateral Agent or its designee, may proceed to perform any and all of the obligations of any Subsidiary contained in any of the Contracts, Other Contracts or Leases and exercise any and all rights of any

Subsidiary therein contained as fully as such Subsidiary itself could. Each Subsidiary hereby appoints the Collateral Agent its attorney-in-fact, with power of substitution, to take such action, execute such documents, and perform such work, as the Collateral Agent may deem appropriate in exercise of the rights and remedies granted the Lenders and the Agents, or any of them, herein or in any other Loan Document. The powers herein granted shall include, but not be limited to, powers to: (i) sue on the Contracts, the Other Contracts or the Leases; (ii) seek all governmental approvals (other than FCC approvals) required for the operation of the business of any Subsidiary; (iii) modify or terminate the Contracts, the Other Contracts and the Leases; and (iv) waive or release the performance or observance of any obligation under any of the Contracts, Other Contracts or Leases. The power of attorney granted herein is coupled with an interest and shall be irrevocable.
         11. Upon the occurrence of a Default, should any Subsidiary fail to perform or observe any covenant or comply with any condition contained in any of the Contracts, the Other Contracts or the Leases, then the Collateral Agent may, but without obligation to do so and without releasing such Subsidiary from its obligation to do so, perform such covenant or condition and, to the extent that the Collateral Agent shall incur any costs or pay any expenses in connection therewith, including any reasonable costs or expenses of litigation associated therewith, such costs, expenses or payments shall be included in the Obligations secured hereby and shall bear interest from the payment of such costs or expenses by the Collateral Agent at the Default Rate. None of the Lenders or the Agents shall be obliged to perform or discharge any obligation of any Subsidiary under any of the Contracts, the Other Contracts or the Leases, and, except as may result from the gross negligence or willful misconduct of the Person seeking indemnification as determined by a final order of a court of competent jurisdiction, each Subsidiary agrees to indemnify and hold harmless each Lender and each Agent against any and all liability, loss or damage which any such Person may incur under any of the Contracts, the Other Contracts or the Leases or under or by reason of this Agreement, and any and all claims and demands whatsoever which may be asserted against each Subsidiary by reason of an act of any Lender or any Agent under any of the terms of this Agreement or under the Contracts, the Other Contracts or the Leases.

         12. Each Subsidiary hereby further appoints the Collateral Agent as its attorney-in-fact, with power of substitution, with authority to collect all Accounts, to endorse the name of such Subsidiary on any note, acceptance, check, draft, money order or other evidence of debt or of payment which constitutes a portion of the Collateral and which may come into the possession of the Lenders and the Agents, or any of them, and generally to do such other things and acts in the name of such Subsidiary with respect
                                      -10-
to the Collateral as are necessary or appropriate to protect or enforce the rights hereunder of the Lenders and the Agents. Each Subsidiary further authorizes the Collateral Agent, effective upon the occurrence of a Default, to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by any Subsidiary which constitute a portion of the Collateral, all in the name of such Subsidiary. After deducting all reasonable expenses and charges (including the Collateral Agent's attorneys' fees) of retaking, keeping, storing and selling the Collateral, the Collateral Agent may apply the proceeds in payment of any of the Obligations in the order of application set forth in the Loan Agreement. The power of attorney granted herein is coupled with an interest and shall be irrevocable. Each Subsidiary agrees that if steps are taken by the Collateral Agent to enforce its rights hereunder, or to realize upon any of the Collateral, such Subsidiary shall pay to the Collateral Agent the amount of the Collateral Agent's costs, including attorneys' fees, and each Subsidiary's obligation to pay such amounts shall be deemed to be a part of the Obligations secured hereunder.

         13. Each Subsidiary shall indemnify and hold harmless each Lender and each Agent and any other Person acting hereunder for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of the powers of attorney granted herein and shall release each Lender and each Agent and any other Person acting hereunder from all liability whatsoever for the exercise of the foregoing powers of attorney and all actions taken pursuant thereto, except, in either event, in the case of gross negligence or willful misconduct by the Person seeking indemnification as determined by a final order of a court of competent jurisdiction.

         14. Each Subsidiary agrees that the rights of the Lenders and the Agents, or any of them, under this Agreement, the Loan Agreement, any other Loan Document, or any other contract or agreement now or hereafter in existence among the Lenders and the Agents and any Subsidiary and any other obligors thereunder, or any of them, shall be cumulative, and that each Lender and each Agent may from time to time exercise such rights and such remedies as such Person or Persons may have thereunder and under the laws of the United States or any state, as applicable, in the manner and at the time that such Person or Persons in its or their sole discretion desire, subject to the terms of such agreements. Each Subsidiary further expressly agrees that the Lenders and the Agents shall in no event be under any obligation to resort to any Collateral prior to exercising any other rights that the Lenders and the Agents, or any of them, may have against the Borrower, such Subsidiary or any other obligor or its respective property, nor shall the Lenders and the Agents be obliged to resort to any other collateral or security for the
                                      -11-

Obligations, other than the Collateral, prior to any exercise of rights against such Subsidiary and its property hereunder.

         15. Each Subsidiary hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if a Default shall occur, the Collateral Agent shall have the right to immediate possession without notice or a hearing, and hereby knowingly and intelligently waives any and all rights it may have to any notice and posting of a bond by the Lenders and the Agents, or any of them, prior to seizure by the Collateral Agent or any of its transferees, assigns or successors in interest, of the Collateral or any portion thereof.

         16. No transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by any Subsidiary or any other obligor to the Lenders and the Agents, or any of them, nor additional advances made by the Lenders and the Agents, or any of them, to the Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Subsidiary by the Lenders and the Agents, or any of them, nor any other act of the Lenders and the Agents, or any of them, shall release any Subsidiary from any Obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the Loan Agreement with respect to such Obligation or upon full payment, performance and satisfaction of all Obligations and termination of the Commitments. None of the Lenders or the Agents shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Lenders and the Agents, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

         17. Neither this Agreement nor any of the Subsidiaries' rights or obligations hereunder may be assigned by any Subsidiary to any other Person without the consent of all the Agents and Lenders. Each Subsidiary agrees that this Agreement or the rights hereunder may in the discretion of the Lenders and the Agents, as applicable, be assigned in whole or in part in connection with any assignment of the Loan Agreement or the Indebtedness evidenced thereby, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Lenders, the Co-Agents, the Agents, the Managing Agents, the Administrative Agent, the Documentation Agent and the Collateral Agent, the terms "Lenders", "Co-Agents", "Agents," "Managing Agents", "Administrative Agent", "Documentation Agent" or "Collateral Agent" wherever used herein shall be deemed, as applicable, to refer to and include any such assignee.

         18. The Collateral Agent is hereby authorized to date this Agreement as of the date signed by the Subsidiaries. This Agreement shall apply to and bind the respective successors and permitted assigns of each Subsidiary and inure to the benefit of the successors and permitted assigns of the Lenders and the Agents.

         19. All notices and other communications required or permitted hereunder shall be in writing and shall be given in a fashion prescribed in
Section 11.1 of the Loan Agreement with respect to the Lenders and the Agents, and in the fashion prescribed in Section 11.1 of the Loan Agreement with respect to each Subsidiary to the last known address of each Subsidiary.

         20. THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. THIS AGREEMENT, TOGETHER WITH ALL DOCUMENTS REFERRED TO HEREIN, CONSTITUTES THE ENTIRE AGREEMENT AMONG THE SUBSIDIARIES, THE LENDERS AND THE AGENTS WITH RESPECT TO THE MATTERS ADDRESSED HEREIN, AND MAY NOT BE MODIFIED EXCEPT BY A WRITING EXECUTED BY THE COLLATERAL AGENT (WITH THE REQUISITE CONSENT OF THE LENDERS AS PROVIDED IN THE LOAN AGREEMENT) AND THE BORROWER AND DELIVERED BY THE COLLATERAL AGENT TO EACH SUBSIDIARY IN ACCORDANCE WITH THE LOAN AGREEMENT.

         21. If any paragraph or part thereof of this Agreement shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.


         22. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Collateral Agent with respect to the Licenses issued by the FCC or any governmental or other authority unless and until all requirements of Applicable Law requiring notice to, or consent or approval of such action by the FCC or any governmental or other authority, have been satisfied, including, without limitation, any required approval of the FCC under the Federal Communications Act of 1934 as amended, and any applicable rules and regulations thereunder, including, without limitation, the provision for ten (10) days' notice to the FCC or the Borrower of any such action to the extent required by 47 C.F.R. ss. 22.937(f). Each Subsidiary covenants that upon request of the Collateral Agent it will cause to be filed such applications and take such other action as may be requested by the Collateral Agent to obtain consent or approval of the FCC or any governmental or other authority which has granted any License to such Subsidiary to any action contemplated by this Agreement and to give effect to the Security Interest of the Collateral Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Federal Communications Act of 1934 as amended.

         23. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         24. The parties acknowledge their intent that, upon the occurrence of a Default, the Collateral Agent shall receive, to the fullest extent permitted by Applicable Law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Collateral, and to exercise all remedies available to it under this Agreement, the Uniform Commercial Code as in effect in any applicable jurisdiction, or other Applicable Law. The parties further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof, that affect in any manner the Collateral Agent's rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Collateral Agent to obtain such rights of access, use or sale, the Collateral Agent and the Subsidiaries shall amend this Agreement in such manner as the Collateral Agent shall reasonably request, in order to provide the Collateral Agent such rights to the greatest extent possible consistent with Applicable Law and governmental policy.

         25. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Collateral Agent" shall be a reference to the Collateral Agent for the benefit of all the Lenders and the Agents, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Collateral Agent for the benefit of and on behalf of all the Lenders and the Agents.

         26. Notwithstanding anything herein which may be construed to the contrary, any right to indemnification hereunder, including, without limitation, rights pursuant to Section 11 hereof, shall survive the termination of this Agreement and the payment and performance of all other Obligations.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals, by and through their duly authorized representatives, as of the day and year first written above.

SUBSIDIARIES:                    ATLANTIC CELLULAR TELEPHONE CORP., a
                                 North Carolina corporation; BINGHAMTON
                                 CELLULAR TELEPHONE CORP., a North
                                 Carolina corporation; CELLULAR DIRECTORY
                                 CORPORATION, a North Carolina
                                 corporation; NORTH CAROLINA CELLULAR
                                 HOLDING CORP., a North Carolina
                                 corporation; ORANGE COUNTY CELLULAR
                                 TELEPHONE CORP., a North Carolina
                                 corporation; PENNSYLVANIA CELLULAR
                                 TELEPHONE CORP., a North Carolina
                                 corporation; PISCATAQUA CELLULAR
                                 TELEPHONE CORP., a North Carolina
                                 corporation; PLMRS NARROWBAND CORP., a
                                 North Carolina corporation; TELEFLEX
                                 INFORMATION SYSTEMS, INC., a North
                                 Carolina corporation; VANGUARD
                                 BINGHAMTON, INC. (f/k/a CROWLEY CELLULAR
                                 TELECOMMUNICATIONS BINGHAMTON, INC.), a
                                 Delaware corporation; VANGUARD CELLULAR
                                 CORP., a North Carolina corporation;
                                 VANGUARD CELLULAR FINANCIAL CORP., a
                                 North Carolina corporation; VANGUARD
                                 CELLULAR HOLDING CORP., a Delaware
                                 corporation; VANGUARD CELLULAR SYSTEMS
                                 OF SOUTH CAROLINA, INC., a North
                                 Carolina corporation; VANGUARD
                                 COMMUNICATIONS, INC., a Delaware
                                 corporation; VANGUARD INDIA, INC., a
                                 Delaware corporation; WARREN AND LEWIS,
                                 LTD., a Virginia corporation; and
                                 WESTERN FLORIDA CELLULAR TELEPHONE
                                 CORP., a North Carolina corporation

                                 By: (signature of Haynes G. Griffin)
                                     Haynes G. Griffin
[CORPORATE SEALS                     President
 ON ATTACHED PAGE]
                                     Attest: (signature of Richard C. Rowlenson)
                                             Richard C. Rowlenson
                                             Assistant Secretary
                                     [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                [CORPORATE SEALS FOR SECOND AMENDED AND RESTATED
                      MASTER SUBSIDIARY SECURITY AGREEMENT]


ATLANTIC CELLULAR TELEPHONE CORP.



BINGHAMTON CELLULAR TELEPHONE
CORP.



CELLULAR DIRECTORY CORPORATION



NORTH CAROLINA CELLULAR HOLDING
CORP.



ORANGE COUNTY CELLULAR TELEPHONE
CORP.



PENNSYLVANIA CELLULAR TELEPHONE
CORP.



PISCATAQUA CELLULAR TELEPHONE
CORP.



PLMRS NARROWBAND CORP.



TELEFLEX INFORMATION SYSTEMS,INC.



VANGUARD BINGHAMTON, INC.
(f/k/a CROWLEY CELLULAR
TELECOMMUNICATIONS BINGHAMTON,
INC.)






VANGUARD CELLULAR CORP.



VANGUARD CELLULAR FINANCIAL CORP.



VANGUARD CELLULAR HOLDING CORP.



VANGUARD CELLULAR SYSTEMS OF SOUTH
CAROLINA, INC.



VANGUARD COMMUNICATIONS, INC.



VANGUARD INDIA, INC.



WARREN AND LEWIS, LTD.



WESTERN FLORIDA CELLULAR TELEPHONE
CORP.



                                     -15-A-

                   [SIGNATURES FOR SECOND AMENDED AND RESTATED
                      MASTER SUBSIDIARY SECURITY AGREEMENT]

                                     WEST VIRGINIA CELLULAR TELEPHONE CORP.,
                                     a West Virginia corporation


                                     By:(signature of Haynes G. Griffin)
                                          Haynes G. Griffin
                                          Executive Vice President
[CORPORATE SEAL]

                                     Attest:(signature of Richard C. Rowlenson)
                                             Richard C. Rowlenson
                                             Assistant Secretary

                        ALTOONA CELLTELCO, a District of
                        Columbia general partnership; and
                        HARRISBURG     CELLULAR    TELEPHONE
                        COMPANY,   a  Pennsylvania   general
                        partnership

                        By:  PENNSYLVANIA CELLULAR TELEPHONE
                             CORP., a North Carolina
                             corporation, its General Partner


                             By: (signature of Haynes G. Griffin)
                                Haynes G. Griffin
                                President
[CORPORATE SEAL]

                             Attest: (signature of Richard C. Rowlenson)
                                      Richard C. Rowlenson
                                      Assistant Secretary

                              BINGHAMTON CELLTELCO, a District of
                              Columbia general partnership

                              By:      VANGUARD BINGHAMTON, INC. (f/k/a
                                       CROWLEY CELLULAR TELECOMMUNICATIONS
                                       BINGHAMTON, INC.), a Delaware
                                       corporation, its General Partner


                               By: (signature of Haynes G. Griffin)
                                Haynes G. Griffin
                                President

[CORPORATE SEAL]

                               Attest: (signature of Richard C. Rowlenson)
                                       Richard C. Rowlenson
                                       Assistant Secretary

                                     [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES FOR SECOND AMENDED AND RESTATED
                      MASTER SUBSIDIARY SECURITY AGREEMENT]


COLLATERAL AGENT:                           TORONTO DOMINION (TEXAS), INC.


                                            By: (signature of Sophia D. Sgarbi)
                                                Name: SOPHIA D. SGARBI
                                                Title: VICE PRESIDENT


Exhibit A - Contracts
Exhibit B - Leases
Exhibit C - Licenses

                                      -17-